Exhibit 99.3

[BCSB BANCORP LETTERHEAD]

Dear ESOP Participant:

On behalf of the Board of Directors, please find enclosed a voting instruction card for the purpose of conveying your voting instructions to Delaware Charter Guarantee & Trust Company, d/b/a Principal Trust Company, our ESOP Trustee, on the proposals presented at the Special Meeting of Shareholders of BCSB Bancorp, Inc. (the “Company”) on                     , 2014. Also enclosed is a Notice and Proxy Statement/Prospectus for the Special Meeting.

As a participant in the BCSB Bancorp, Inc. Employee Stock Ownership Plan (the “ESOP”), you are entitled to instruct the ESOP Trustee how to vote the shares of Company common stock allocated to your account.

To direct the ESOP Trustee on how to vote the shares of common stock allocated to your account, please complete and sign the appropriately marked voting instruction card for the ESOP and return it in the accompanying postage-paid envelope. Alternatively, you may also vote via the Internet or by telephone, as directed on the voting instruction card. The unallocated shares of common stock held in the ESOP Trust and the shares for which timely instructions are not received will be voted by the ESOP Trustee in a manner calculated to most accurately reflect the instructions the ESOP Trustee receives from participants regarding the shares of common stock allocated to their accounts, subject to the ESOP Trustee’s fiduciary duties under the Employee Retirement Income Security Act of 1974, as amended.

Your vote will not be revealed, directly or indirectly, to any employee or director of the Company.

Sincerely, Joseph J. Bouffard President and Chief Executive Officer

BCSB BANCORP, INC.

VOTING INSTRUCTION CARD FOR EMPLOYEE STOCK OWNERSHIP PLAN

SPECIAL MEETING OF SHAREHOLDERS

                             , 2014

PARTICIPANTS IN THE ESOP AND 401(k) PLANS

MAY RECEIVE MULTIPLE VOTING INSTRUCTION

CARDS. PLEASE COMPLETE, DATE, SIGN AND

RETURN ALL CARDS TO ENSURE YOUR VOTES

ARE COUNTED.

The undersigned hereby directs the Trustee(s) to vote all shares of common stock of BCSB Bancorp, Inc. credited to the undersigned’s account, for which the undersigned is entitled to vote at the special meeting of shareholders to be held on                     , 2014 at     :         .m. local time, at Baltimore County Savings Bank’s Perry Hall Office located at 4208 Ebenezer Road, Baltimore, Maryland, and at any and all adjournments thereof, as follows:

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS VOTING INSTRUCTION CARD PROMPTLY IN

THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued and to be signed on the other side)

SPECIAL MEETING OF SHAREHOLDERS OF

BCSB BANCORP, INC.

ESOP

                             , 2014

Please sign, date and mail

your vote authorization form in the

envelope provided as soon

as possible.

¯ Please detach along perforated line and mail in the envelope provided. ¯

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE LISTED PROPOSALS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK IN AS SHOWN HERE [ X ]

1.	The approval of the Agreement and Plan of Merger between F.N.B. Corporation and BCSB Bancorp, Inc., dated as of June 13, 2013, and the transactions contemplated therein, including the merger.	FOR ☐	AGAINST ☐	ABSTAIN ☐	2.	The approval of one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the merger.	FOR ☐	AGAINST ☐	ABSTAIN ☐
					3.	The approval of a non-binding advisory resolution approving certain compensation payable to the named executive officers of BCSB Bancorp. Inc. in connection with the merger.	FOR ☐	AGAINST ☐	ABSTAIN ☐

PURSUANT TO THE TERMS OF THE BALTIMORE COUNTY SAVINGS BANK TAX-QUALIFIED BENEFIT PLANS, THIS VOTING INSTRUCTION CARD, PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, WILL BE VOTED IN ACCORDANCE WITH THE TERMS OF THE RESPECTIVE PLANS.

					The undersigned acknowledges receipt from the Company before the execution of this voting instruction card of the Notice of Special Meeting of Shareholders and a Proxy Statement/Prospectus.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

				☐
Signature of ESOP Participant			Date:		Signature of ESOP Participant			Date:

Note:	Please sign exactly as your name or names appear on this voting instruction card.